Exhibit 21.1
Exhibit 21.1 LIST OF SUBSIDIARIES OF ARCADIA RESOURCES, INC.
1.	American Oxygen and Medical Equipment, Inc., an Illinois corporation

d/b/a	Arcadia H.O.M.E. Remedy Therapeutics
2.	Arcadia Employee Services, Inc., a Michigan corporation

3.	Arcadia Health Services, Inc., a Michigan corporation

d/b/a	Arcadia Health Care Arcadia Technical Services Arcadia Services Temporary Health Care
4.	Arcadia Health Services of Michigan, Inc., a Michigan corporation

d/b/a	Arcadia Metrostaff Bestaff Arcadia HealthCare HHP Staffing Metrostaff Metrostaff Healthcare Services Metrostaff Staffing Services Temporary Health Care
5.	Arcadia Healthcare Solutions, Inc., a Delaware corporation

6.	Arcadia Home Health Care Services, Inc. (f/k/a Arcadia Staff Resources, Inc.), a Michigan corporation

7.	Arcadia Home Health Products, Inc., a Delaware corporation

8.	Arcadia Home Mideast, Inc., a Delaware corporation

9.	Arcadia Home Northeast, Inc., a Delaware corporation

10.	Arcadia Home Oxygen & Medical Equipment, Inc., a Michigan corporation

d/b/a	Arcadia H.O.M.E. Arcadia Medical Products, Inc.
11.	Arcadia Products, Inc., a Delaware corporation

12.	Arcadia Services, Inc., a Michigan corporation

13.	ASR Staffing, Inc., a Michigan corporation

14.	Beacon Respiratory Services of Alabama, Inc. a Delaware corporation

15.	Beacon Respiratory Services of Colorado, Inc. a Delaware corporation

16.	BRZ Michigan, LLC a Minnesota limited liability company

17.	CareClinic, Inc., a Delaware corporation

18.	CareClinic of Indiana, Inc., a Delaware corporation

19.	CareClinic of Michigan, Inc., a Delaware corporation

20.	Classic Healthcare Solutions, Inc., a New York corporation

21.	Critical Home Care, Inc., a Delaware corporation

22.	ERX, LLC a Minnesota limited liability company

23.	Grayrose, Inc., a Michigan corporation

d/b/a	Arcadia Staff Resources BK Tool, Inc.
24.	Home Health Professionals, Inc., a Delaware corporation

25.	Jascorp, LLC, a Wisconsin limited liability company

26.	O2 Plus, a California corporation

27.	PharmaMed, Inc., a California corporation

28.	PrairieStone Pharmacy, LLC, a Delaware limited liability company

d/b/a	Daily Med Pharmacy DailyMed DailyMedRx
29.	PrairieStone Rx, LLC a Minnesota limited liability company

30.	Rite At Home Health Care Products, L.L.C., an Illinois limited liability company

31.	RKDA, Inc., a Michigan corporation

32.	SSAC, LLC, a Florida limited liability company

d/b/a	ArcadiaRX DailyMed DailyMedRx